CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated December 29, 1995 included in Pioneer International Growth Fund's 1995 Annual Report (and to all references to our firm) included in or made a part of the Pioneer International Growth Fund Post-Effective Amendment No. 5 and Amendment No. 6 to Registration Statement File Nos. 33-53746 and 811-7318, respectively.




                                                  ARTHUR ANDERSEN LLP




Boston, Massachusetts
March 28, 1996